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                                                                     EXHIBIT 2.2


           AMENDMENT NO. 1 AGREEMENT TO THE STOCK PURCHASE AGREEMENTS

         This Amendment No. 1 Agreement to the Stock Purchase Agreements ("Amendment No. 1") is made as of this 25th day of December, 2001, by and among Advanced Energy Industries, Inc., a Delaware corporation with its principal office at 1625 Sharp Point Drive, Fort Collins, Colorado 80525 (the "Parent"), Advanced Energy Japan K.K., a Japanese corporation with its principal office at Towa Edogawabashi Building, 347, Yamabuki-cho, Shinjuku-ku, Tokyo, Japan (or such other entity designated by the Parent, the "Buyer"), Aera Japan Limited, a Japanese corporation with its principal office at 2971-8, Ishikawa-Cho, Hachioji-Shi, Tokyo, Japan (the "Company"), and the stockholders of the Company listed on Schedule I and Schedule II attached hereto (the stockholders listed on Schedule I are called herein as the "Majority Stockholders" and the stockholders listed on Schedule II are called herein as the "Minority Stockholders" and the Majority Stockholders and the Minority Stockholders are collectively called as the "Stockholders").

                             PRELIMINARY STATEMENTS

1. The parties hereto have entered into or will enter into certain Stock Purchase Agreements (the "Original Agreements").

2. Pursuant to the Original Agreements, the Minority Stockholders have elected or will elect Hisanori Aoyama the Stockholder's Representative as defined in the Original Agreements.

3. The parties desire to amend the Original Agreements as set forth below in order to postpone the closing date of the transaction as contemplated in the Original Agreements.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       DEFINITIONS

         Unless otherwise provided in this Amendment No.1, the capitalized terms used in this Amendment No. 1 shall have the same meaning as defined in the Original Agreements.

2.       POSTPONE OF THE CLOSING

         The Closing Date as provided in the Original Agreements shall be changed from January 10, 2002 to January 18, 2002, but the time and place of the Closing remain unchanged.

3.       OTHER PROVISIONS

         Other than those set forth in Section 2 above, the provisions of the Original Agreements shall not be amended by this Agreement No.1 and shall remain unchanged.


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4.       REPRESENTATION BY THE STOCKHOLDER'S REPRESENTATIVE

         Hisanori Aoyama, as Stockholder's Representative, is or will be duly authorized by the Minority Stockholders to act on behalf of them in connection with the amendment to the Original Agreements.

5.       GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of Japan.

6.       SECTION HEADINGS.

         The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

7.       COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.


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         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

                                       COMPANY:
                                       AERA JAPAN LIMITED


                                       By:
                                            ------------------------------------
                                            Hisanori Aoyama
                                           Representative Director and President


                                       BUYER:
                                       ADVANCED ENERGY JAPAN K.K.


                                       By:
                                           -------------------------------------

                                       Name:
                                             -----------------------------------

                                       Title:
                                              ----------------------------------

                                       PARENT:
                                       ADVANCED ENERGY INDUSTRIES, INC.


                                       By:
                                           -------------------------------------

                                       Name:
                                             -----------------------------------

                                       Title:
                                              ----------------------------------


                                       MAJORITY STOCKHOLDER:
                                       Hisanori Aoyama

                                       By:
                                           -------------------------------------


                                       MAJORITY STOCKHOLDER:
                                       Takenobu Inagaki

                                       By:
                                           -------------------------------------



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                                       MAJORITY STOCKHOLDER:
                                       Hiroko Aoyama

                                       By:
                                           -------------------------------------


                                       MAJORITY STOCKHOLDER:
                                       Nobuo Kawakami

                                       By:
                                           -------------------------------------


                                       MAJORITY STOCKHOLDER:
                                       Tetsuo Yamada

                                       By:
                                           -------------------------------------


                                       STOCKHOLDERS'S REPRESENTATIVE:

                                       -----------------------------------------
                                       Hisanori Aoyama



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